Exhibit 99.1

July 25, 2023

Media contact:	Investor/analyst contact:
Media Relations	Ryan St. John
(206) 304-0008	VP Finance, Planning and Investor Relations
ALKInvestorRelations@alaskaair.com

Alaska Air Group reports second quarter 2023 results
Delivered industry-leading adjusted pre-tax margins of 18.3% on record quarterly revenue
Adjusted pre-tax margin exceeds 2019 second quarter results despite higher fuel costs
Achieved industry's best on-time performance and completion rate in June

SEATTLE — Alaska Air Group (NYSE: ALK) today reported financial results for the second quarter ending June 30, 2023, and provided outlook for the third quarter ending September 30, 2023.

“People are hungry to travel and our frontline employees are delivering the safe, reliable and caring experience that people expect when they fly with us,” said CEO Ben Minicucci. “I’m so proud of our team for knocking it out of the park and delivering industry-leading operational and financial outcomes. We chose to prioritize reliability, which is imperative to restoring stability, improving predictability for our guests and employees, capturing record revenue, and serving as the foundation for our long-term profitable growth.”

Financial Highlights:
•Reported net income for the second quarter of 2023 under Generally Accepted Accounting Principles (GAAP) of $240 million, or $1.86 per share, compared to a net income of $139 million, or $1.09 per share, for the second quarter of 2022.
•Reported net income for the second quarter of 2023, excluding special items and mark-to-market fuel hedge accounting adjustments, of $387 million, or $3.00 per share, compared to $280 million, or $2.19 per share, for the second quarter of 2022. This quarter's adjusted results exceed the First Call analyst consensus estimate of $2.70 per share.
•Generated adjusted pre-tax margins of 18.3%, a 250-basis point increase over the same period in 2019.
•Recorded $2.8 billion in operating revenue for the second quarter, the highest quarterly total in company history.
•Received $435 million in bank card partner commissions driven by increased consumer spending.
•Repurchased 871,987 shares of common stock for approximately $39 million in the second quarter, bringing total repurchases to $57 million for the six months ended June 30, 2023. The company continues to expect share repurchases of at least $100 million in 2023.
•Generated $610 million in operating cash flow for the second quarter.
•Held $2.4 billion in unrestricted cash and marketable securities as of June 30, 2023.
•Ended the quarter with a debt-to-capitalization ratio of 48%, within the target range of 40% to 50%.

Operational Updates:
•Received eight 737-9 aircraft and six E175 aircraft during the quarter, bringing the totals in the Alaska and Horizon fleets to 51 and 39, respectively.

•Announced new routes to Nassau, Bahamas from Seattle and Los Angeles and Guatemala City, Guatemala from Los Angeles, marking six countries that Alaska will fly to and from its West Coast hubs.
•Launched partnership with STARLUX Airlines, whose flights between Los Angeles and Taipei allow Mileage Plan members to connect to 16 destinations across Asia.
•Reopened the renovated D Concourse Lounge in Seattle, offering 50% more seating and improved amenities.
•Completed Intelsat satellite Wi-Fi installation across the Mainline fleet.

Environmental, Social and Governance Updates:
•Released the 2022 Care Report, sharing the company's progress towards its environmental, social and governance goals, as well as highlighting accomplishments and ongoing initiatives.
•Contributed a retired Q400 aircraft to ZeroAvia to support its development of a hydrogen-electric powertrain system, showcasing Alaska's commitment to creating a sustainable future for aviation.

Awards and Recognition:
•Mileage Plan named Best Airline Reward program for 2023-2024 by U.S. News & World Report for the 9th consecutive year.
•Presented with the award for "Executive Leadership - North America" at the Airline Strategy Awards in recognition of Alaska's strong financial performance and operational excellence.
•Named to Forbes' Best Employers for Diversity list, receiving the highest ranking of all airlines.
•Scored 100% for the second year in a row in Disability:IN's Disability Equality Index, which benchmarks companies on their disability inclusion and equality.
•Rated by KAYAK users as the #1 overall airline in North America, earning the top scores for crew, comfort, food and boarding.

The following table reconciles the company's reported GAAP net income (loss) per share (EPS) for the three and six months ended June 30, 2023 and 2022 to adjusted amounts.

	Three Months Ended June 30,
	2023		2022
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income per share	$240	$1.86	$139	$1.09
Mark-to-market fuel hedge adjustments	1	0.01	40	0.31
Special items - fleet transition and other(a)	186	1.44	146	1.14
Special items - net non-operating(c)	6	0.05	—	—
Income tax effect of reconciling items above	(46)	(0.36)	(45)	(0.35)
Non-GAAP adjusted net income per share	$387	$3.00	$280	$2.19

	Six Months Ended June 30,
	2023		2022
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income (loss) per share	$98	$0.76	$(4)	$(0.03)
Mark-to-market fuel hedge adjustments	21	0.16	(67)	(0.53)
Special items - fleet transition and other(a)	199	1.54	221	1.75
Special items - labor and related(b)	51	0.40	—	—
Special items - net non-operating(c)	6	0.05	—	—
Income tax effect of reconciling items above	(67)	(0.52)	(37)	(0.30)
Non-GAAP adjusted net income per share	$308	$2.39	$113	$0.89
(a) Special items - fleet transition and other in the three and six months ended June 30, 2023 and 2022 is primarily for impairment charges and accelerated costs associated with the retirement of Airbus and Q400 aircraft.
(b) Special items - labor and related in the six months ended June 30, 2023 is primarily for changes to Alaska pilots' sick leave benefits resulting from an agreement signed in the first quarter of 2023.
(c) Special items - net non-operating in the three and six months ended June 30, 2023 is for interest expense associated with certain A321neo lease agreements which were modified as part of Alaska's fleet transition.

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.

Alaska will hold its quarterly conference call to discuss second quarter results at 8:30 a.m. PDT on July 25, 2023. A webcast of the call is available to the public at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the call.

Third Quarter and Full Year 2023 Forecast Information

Q3 Expectation
Capacity (ASMs) % change versus 2022	Up 10% to 13%
Total revenue % change versus 2022	Up 0% to 3%
Cost per ASM excluding fuel and special items (CASMex) % change versus 2022	Down 0% to 2%
Economic fuel cost per gallon	$2.70 to $2.80
Adjusted pre-tax margin %	14% to 16%

Full Year Expectation
Capacity (ASMs) % change versus 2022	Up 11% to 13%
Total revenue % change versus 2022	Up 8% to 10%
Cost per ASM excluding fuel and special items (CASMex) % change versus 2022	Down 1% to 3%
Adjusted pre-tax margin %	9% to 12%
Earnings per share(a)	$5.50 to $7.50
Capital expenditures	~$1.8 billion
(a) Earnings per share guidance assumes a full year tax rate of approximately 25%

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2022. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Alaska Airlines and our regional partners serve more than 120 destinations across the United States, Belize, Canada, Costa Rica and Mexico. We strive to be the most caring airline with award-winning customer service and an industry-leading loyalty program. As a member of the oneworld alliance, and with our additional global partners, our guests can travel to more than 1,000 destinations on more than 25 airlines while earning and redeeming miles on flights to locations around the world. Learn more about Alaska at news.alaskaair.com and follow @alaskaairnews for news and stories. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group.
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share amounts)	2023	2022	Change	2023	2022	Change
Operating Revenue
Passenger revenue	$2,598	$2,418	7%	$4,582	$3,929	17%
Mileage Plan other revenue	170	175	(3)%	324	287	13%
Cargo and other revenue	70	65	8%	128	123	4%
Total Operating Revenue	2,838	2,658	7%	5,034	4,339	16%

Operating Expenses
Wages and benefits	754	639	18%	1,477	1,245	19%
Variable incentive pay	57	56	2%	104	92	13%
Aircraft fuel, including hedging gains and losses	573	776	(26)%	1,238	1,123	10%
Aircraft maintenance	125	104	20%	249	239	4%
Aircraft rent	54	73	(26)%	113	146	(23)%
Landing fees and other rentals	167	136	23%	319	274	16%
Contracted services	95	82	16%	190	160	19%
Selling expenses	81	78	4%	147	136	8%
Depreciation and amortization	113	104	9%	217	206	5%
Food and beverage service	60	50	20%	114	91	25%
Third-party regional carrier expense	54	50	8%	106	92	15%
Other	182	177	3%	359	329	9%
Special items - fleet transition and other	186	146	27%	199	221	(10)%
Special items - labor and related	—	—	NM	51	—	NM
Total Operating Expenses	2,501	2,471	1%	4,883	4,354	12%
Operating Income (Loss)	337	187	80%	151	(15)	NM
Non-operating Income (Expense)
Interest income	22	11	100%	39	18	117%
Interest expense	(28)	(26)	8%	(56)	(53)	6%
Interest capitalized	7	3	133%	14	5	180%
Special items - net non-operating	(6)	—	NM	(6)	—	NM
Other - net	(7)	10	(170)%	(16)	24	(167)%
Total Non-operating Expense	(12)	(2)	NM	(25)	(6)	NM
Income (Loss) Before Income Tax	325	185		126	(21)
Income tax expense (benefit)	85	46		28	(17)
Net Income (Loss)	$240	$139		$98	$(4)

Basic Earnings (Loss) Per Share	$1.88	$1.10		$0.77	$(0.03)
Diluted Earnings (Loss) Per Share	$1.86	$1.09		$0.76	$(0.03)
Shares used for computation:
Basic	127.440	126.543		127.470	126.265
Diluted	128.919	127.795		128.860	126.265

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	June 30, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$536	$338
Marketable securities	1,906	2,079
Total cash and marketable securities	2,442	2,417
Receivables - net	351	296
Inventories and supplies - net	107	104
Prepaid expenses	187	163
Other current assets	157	60
Total Current Assets	3,244	3,040

Property and Equipment
Aircraft and other flight equipment	9,918	9,053
Other property and equipment	1,714	1,661
Deposits for future flight equipment	550	670
	12,182	11,384
Less accumulated depreciation and amortization	4,219	4,127
Total Property and Equipment - net	7,963	7,257

Other Assets
Operating lease assets	1,318	1,471
Goodwill and intangible assets	2,036	2,038
Other noncurrent assets	268	380
Total Other Assets	3,622	3,889

Total Assets	$14,829	$14,186

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions, except share amounts)	June 30, 2023	December 31, 2022
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$212	$221
Accrued wages, vacation and payroll taxes	463	619
Air traffic liability	1,574	1,180
Other accrued liabilities	871	846
Deferred revenue	1,207	1,123
Current portion of operating lease liabilities	277	228
Current portion of long-term debt and finance leases	572	276
Total Current Liabilities	5,176	4,493

Long-Term Debt, Net of Current Portion	1,889	1,883

Noncurrent Liabilities
Long-term operating lease liabilities, net of current portion	1,148	1,393
Deferred income taxes	606	574
Deferred revenue	1,370	1,374
Obligation for pension and post-retirement medical benefits	362	348
Other liabilities	327	305
Total Noncurrent Liabilities	3,813	3,994

Commitments and Contingencies

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2023 - 137,983,828 shares; 2022 - 136,883,042 shares, Outstanding: 2023 - 127,348,343 shares; 2022 - 127,533,916 shares	1	1
Capital in excess of par value	648	577
Treasury stock (common), at cost: 2023 - 10,635,485 shares; 2022 - 9,349,944 shares	(731)	(674)
Accumulated other comprehensive loss	(365)	(388)
Retained earnings	4,398	4,300
	3,951	3,816
Total Liabilities and Shareholders' Equity	$14,829	$14,186

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.
(in millions)	Six Months Ended June 30, 2023	Three Months Ended March 31, 2023 (a)	Three Months Ended June 30, 2023(b)
Cash Flows from Operating Activities:
Net Income (Loss)	$98	$(142)	$240
Non-cash reconciling items	511	191	320
Changes in working capital	223	173	50
Net cash provided by operating activities	832	222	610

Cash Flows from Investing Activities:
Property and equipment additions	(634)	(124)	(510)
Other investing activities	155	184	(29)
Net cash provided by (used in) investing activities	(479)	60	(539)

Cash Flows from Financing Activities:	(165)	(114)	(51)

Net increase in cash and cash equivalents	188	168	20
Cash, cash equivalents, and restricted cash at beginning of period	369	369	537
Cash, cash equivalents, and restricted cash at end of the period	$557	$537	$557
(a) As reported in Form 10-Q for the first quarter of 2023.
(b) Cash flows for the three months ended June 30, 2023, can be calculated by subtracting cash flows for the three months ended March 31, 2023, as reported in Form 10-Q for the first quarter 2023, from the six months ended June 30, 2023.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	11,592	11,005	5%	21,444	19,700	9%
RPMs (000,000) "traffic"	14,936	13,746	9%	27,491	24,332	13%
ASMs (000,000) "capacity"	17,160	15,611	10%	32,865	29,394	12%
Load factor	87.0%	88.1%	(1.1) pts	83.6%	82.8%	0.8 pts
Yield	17.40¢	17.59¢	(1)%	16.67¢	16.15¢	3%
RASM	16.54¢	17.03¢	(3)%	15.32¢	14.76¢	4%
CASMex(b)	10.15¢	9.92¢	2%	10.33¢	10.24¢	1%
Economic fuel cost per gallon(b)	$2.76	$3.76	(27)%	$3.07	$3.23	(5)%
Fuel gallons (000,000)	207	196	6%	396	368	8%
ASMs per gallon	82.9	79.6	4%	83.0	79.9	4%
Departures (000)	104.4	105.7	(1)%	199.8	198.9	—%
Average full-time equivalent employees (FTEs)	23,301	22,603	3%	23,140	22,092	5%
Mainline Operating Statistics:
Revenue passengers (000)	9,221	8,321	11%	17,054	14,887	15%
RPMs (000,000) "traffic"	13,827	12,460	11%	25,496	21,972	16%
ASMs (000,000) "capacity"	15,851	14,052	13%	30,462	26,439	15%
Load factor	87.2%	88.7%	(1.5) pts	83.7%	83.1%	0.6 pts
Yield	16.12¢	16.28¢	(1)%	15.37¢	14.89¢	3%
RASM	15.48¢	16.02¢	(3)%	14.26¢	13.81¢	3%
CASMex(b)	9.26¢	8.98¢	3%	9.38¢	9.29¢	1%
Economic fuel cost per gallon(b)	$2.74	$3.74	(27)%	$3.05	$3.21	(5)%
Fuel gallons (000,000)	179	165	8%	345	311	11%
ASMs per gallon	88.6	85.2	4%	88.3	85.0	4%
Departures (000)	67.2	61.6	9%	129.8	117.4	11%
Average full-time equivalent employees (FTEs)	18,147	17,315	5%	17,966	16,825	7%
Aircraft utilization	11.5	10.1	14%	11.3	9.8	15%
Average aircraft stage length	1,384	1,363	2%	1,375	1,349	2%
Operating fleet(d)	226	233	(7) a/c	226	233	(7) a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,372	2,685	(12)%	4,390	4,813	(9)%
RPMs (000,000) "traffic"	1,109	1,285	(14)%	1,994	2,360	(16)%
ASMs (000,000) "capacity"	1,309	1,559	(16)%	2,403	2,955	(19)%
Load factor	84.7%	82.4%	2.3 pts	83.0%	79.9%	3.1 pts
Yield	33.37¢	30.35¢	10%	33.30¢	27.88¢	19%
RASM	29.26¢	26.04¢	12%	28.59¢	23.21¢	23%
Departures (000)	37.2	44.1	(16)%	70.0	81.5	(14)%
Operating fleet(d)	81	104	(23) a/c	81	104	(23) a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of the importance of this measure to investors in the accompanying pages.
(c)Data presented includes information for flights operated by Horizon and third-party carriers.
(d)Excludes all aircraft removed from operating service.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30, 2023
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$2,228	$370	$—	$—	$2,598	$—	$2,598
CPA revenue	—	—	92	(92)	—	—	—
Mileage Plan other revenue	158	12	—	—	170	—	170
Cargo and other revenue	67	—	—	3	70	—	70
Total Operating Revenue	2,453	382	92	(89)	2,838	—	2,838
Operating Expenses
Operating expenses, excluding fuel	1,468	279	87	(92)	1,742	186	1,928
Fuel expense	490	81	—	1	572	1	573
Total Operating Expenses	1,958	360	87	(91)	2,314	187	2,501
Non-operating Income (Expense)	3	—	(10)	1	(6)	(6)	(12)
Income (Loss) Before Income Tax	$498	$22	$(5)	$3	$518	$(193)	$325
Pretax Margin					18.3%		11.5%

	Three Months Ended June 30, 2022
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$2,028	$390	$—	$—	$2,418	$—	$2,418
CPA revenue	—	—	101	(101)	—	—	—
Mileage Plan other revenue	159	16	—	—	175	—	175
Cargo and other revenue	64	—	—	1	65	—	65
Total Operating Revenue	2,251	406	101	(100)	2,658	—	2,658
Operating Expenses
Operating expenses, excluding fuel	1,262	289	98	(100)	1,549	146	1,695
Fuel expense	617	119	—	—	736	40	776
Total Operating Expenses	1,879	408	98	(100)	2,285	186	2,471
Non-operating Income (Expense)	3	—	(5)	—	(2)	—	(2)
Income (Loss) Before Income Tax	$375	$(2)	$(2)	$—	$371	$(186)	$185
Pretax Margin					14.0%		7.0%

	Six Months Ended June 30, 2023
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$3,918	$664	$—	$—	$4,582	$—	$4,582
CPA revenue	—	—	170	(170)	—	—	—
Mileage Plan other revenue	301	23	—	—	324	—	324
Cargo and other revenue	124	—	—	4	128	—	128
Total Operating Revenue	4,343	687	170	(166)	5,034	—	5,034
Operating Expenses
Operating expenses, excluding fuel	2,858	535	171	(169)	3,395	250	3,645
Fuel expense	1,051	166	—	—	1,217	21	1,238
Total Operating Expenses	3,909	701	171	(169)	4,612	271	4,883
Non-operating Income (Expense)	(3)	—	(18)	2	(19)	(6)	(25)
Income (Loss) Before Income Tax	$431	$(14)	$(19)	$5	$403	$(277)	$126
Pretax Margin					8.0%		2.5%

	Six Months Ended June 30, 2022
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$3,271	$658	$—	$—	$3,929	$—	$3,929
CPA revenue	—	—	195	(195)	—	—	—
Mileage Plan other revenue	259	28	—	—	287	—	287
Cargo and other revenue	121	—	—	2	123	—	123
Total Operating Revenue	3,651	686	195	(193)	4,339	—	4,339
Operating Expenses
Operating expenses, excluding fuel	2,456	551	197	(194)	3,010	221	3,231
Fuel expense	998	192	—	—	1,190	(67)	1,123
Total Operating Expenses	3,454	743	197	(194)	4,200	154	4,354
Non-operating Income (Expense)	4	—	(10)	—	(6)	—	(6)
Income (Loss) Before Income Tax	$201	$(57)	$(12)	$1	$133	$(154)	$(21)
Pretax Margin					3.1%		(0.5)%
(a)Includes consolidating entries, Air Group parent company, McGee Air Services, and other immaterial business units.
(b)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.
(c)Includes special items and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.
CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended June 30,				Six Months Ended June 30,
(in cents)	2023		2022		2023		2022
Consolidated:
CASM	14.57	¢	15.84	¢	14.86	¢	14.81	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	3.34		4.98		3.77		3.82
Special items - fleet transition and other(a)	1.08		0.94		0.61		0.75
Special items - labor and related(b)	—		—		0.15		—
CASM excluding fuel and special items	10.15	¢	9.92	¢	10.33	¢	10.24	¢

Mainline:
CASM	13.56	¢	15.06	¢	13.73	¢	13.69	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	3.10		5.06		3.52		3.84
Special items - fleet transition and other(a)	1.20		1.02		0.67		0.56
Special items - labor and related(b)	—		—		0.16		—
CASM excluding fuel and special items	9.26	¢	8.98	¢	9.38	¢	9.29	¢
(a) Special items - fleet transition and other in the three and six months ended June 30, 2023 and 2022 is primarily for impairment charges and accelerated costs associated with the retirement of Airbus and Q400 aircraft.
(b) Special items - labor and related in the six months ended June 30, 2023 is primarily for changes to Alaska pilots' sick leave benefits resulting from an agreement signed in the first quarter of 2023.

Fuel Reconciliation
	Three Months Ended June 30,
	2023		2022
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$555	$2.68	$824	$4.20
Losses (gains) on settled hedges	17	0.08	(88)	(0.44)
Consolidated economic fuel expense	572	2.76	736	3.76
Mark-to-market fuel hedge adjustment	1	—	40	0.20
GAAP fuel expense	$573	$2.76	$776	$3.96
Fuel gallons		207		196

	Six Months Ended June 30,
	2023		2022
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$1,188	$3.00	$1,328	$3.61
Losses (gains) on settled hedges	29	0.07	(138)	(0.38)
Consolidated economic fuel expense	1,217	3.07	1,190	3.23
Mark-to-market fuel hedge adjustment	21	0.05	(67)	(0.18)
GAAP fuel expense	$1,238	$3.12	$1,123	$3.05
Fuel gallons		396		368

Debt-to-capitalization, including operating and finance leases
(in millions)	June 30, 2023	December 31, 2022
Long-term debt, net of current portion	$1,889	$1,883
Capitalized operating leases	1,425	1,621
Capitalized finance leases(a)	316	—
Adjusted debt, net of current portion of long-term debt	3,630	3,504
Shareholders' equity	3,951	3,816
Total Invested Capital	$7,581	$7,320

Debt-to-capitalization ratio, including operating and finance leases	48%	48%
(a)To best reflect our leverage at June 30, 2023, we included our capitalized finance lease balances, which are recognized within the 'Current portion of long-term debt and finance leases' line of the condensed consolidated balance sheet.

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, rent and special items
(in millions)	June 30, 2023	December 31, 2022
Current portion of long-term debt and finance leases	$572	$276
Current portion of operating lease liabilities	277	228
Long-term debt	1,889	1,883
Long-term operating lease liabilities, net of current portion	1,148	1,393
Total adjusted debt	3,886	3,780
Less: Total cash and marketable securities	2,442	2,417
Adjusted net debt	$1,444	$1,363

(in millions)	Twelve Months Ended June 30, 2023	Twelve Months Ended December 31, 2022
GAAP Operating Income(a)	$236	$70
Adjusted for:
Special items	609	580
Mark-to-market fuel hedge adjustments	164	76
Depreciation and amortization	426	415
Aircraft rent	258	291
EBITDAR	$1,693	$1,432
Adjusted net debt to EBITDAR	0.9x	1.0x
(a)Operating income can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By excluding fuel expense and special items from our unit metrics, we believe that we have better visibility into the results of operations. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•Cost per ASM (CASM) excluding fuel and special items, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•CASM excluding fuel and special items is a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Adjusted income before income tax (and other items as specified in our plan documents) is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our unit revenue, we do not, nor are we able to, evaluate unit revenue excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenue in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating and finance leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating and finance lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus A320, and Airbus A321neo jets and all associated revenue and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon and SkyWest. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon and SkyWest under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile